UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020
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Guidewire Software, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 S. Delaware St., Suite 400
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 357-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GWRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2020, the Board of Directors (the “Board”) of Guidewire Software, Inc. (the “Company”) approved an amendment and restatement of the Company’s amended and restated bylaws to institute a majority voting standard under which a director nominee will be elected to the Board if the number of votes cast for such nominee’s election exceed the votes cast against such nominee’s election, except when a different vote is required by law or the Company’s certificate of incorporation. Withheld votes and broker non-votes are not considered votes “for” or “against” the candidate. Prior to this amendment and restatement, the Company’s bylaws provided that at each annual meeting of stockholders, director nominees would be elected by a plurality of the votes cast at such meeting. The amended and restated bylaws became effective immediately. The Board considered and approved this amendment and restatement in response to a majority stockholder vote in favor of a stockholder proposal at the 2019 annual meeting of the stockholders requesting the Company implement a majority voting standard for the election of directors.

The new majority voting standard will apply to the election of directors at the Company’s next annual meeting of stockholders and to all future uncontested elections of directors. A director nominee will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In any non-contested election of directors, the Board shall nominate for election or re-election only those candidates who tender irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face election and (ii) the Board’s acceptance of such resignation. If a director fails to receive a majority of the votes cast for his or her reelection, the nominating and corporate governance committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of the nominating and corporate governance committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. A plurality voting standard will continue to apply to contested director elections. An election will be considered contested if, as of the last date on which nominees for director may be submitted in accordance with these bylaws, the nominees for election to the board of directors exceeds the number of positions on the board of directors to be filled by election at that meeting.

The foregoing description of the Company’s amended and restated bylaws is qualified in its entirety by reference to the amended and restated bylaws of the Company, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Board has also approved an amendment to the Company’s Corporate Governance Guidelines to include a director resignation policy consistent with the amended and restated bylaws. The amended Corporate Governance Guidelines are available on the Company’s website at https://ir.guidewire.com.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
3.1	Amended and Restated Bylaws of Guidewire Software, Inc., dated as of June 9, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2020

GUIDEWIRE SOFTWARE, INC.

By:	/s/ WINSTON KING
Winston King
Chief Administrative Officer, General Counsel and Secretary